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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                    at the close of business March 31, 2002,
                  in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                             DOLLAR AMOUNTS
                     ASSETS                                   IN MILLIONS


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin .................................        $ 22,028
     Interest-bearing balances .........................           9,189
Securities:
Held to maturity securities ............................             428
Available for sale securities ..........................          56,159
Federal funds sold and securities purchased under
     agreements to resell
     Federal funds sold in domestic offices ............           1,901
     Securities purchased under agreements to resell ...          69,260
Loans and lease financing receivables:
     Loans and leases held for sale ....................          13,042
     Loans and leases, net of unearned income ..$165,950
     Less: Allowance for loan and lease losses ....3,284
     Loans and leases, net of unearned income and
     allowance .........................................         162,666
Trading Assets .........................................         152,633
Premises and fixed assets (including capitalized leases)           5,737
Other real estate owned.................................              43
Investments in unconsolidated subsidiaries and
     associated companies ..............................             366
Customers' liability to this bank on acceptances
     outstanding .......................................             306
Intangible assets
        Goodwill .......................................           1,908
        Other Intangible assets ........................           7,218
Other assets ...........................................          38,458
TOTAL ASSETS ...........................................        $541,342
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

                                   LIABILITIES
Deposits
     In domestic offices ....................................................        $ 151,985
     Noninterest-bearing .......................................... $  66,567
     Interest-bearing .................................................85,418
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .................................................          119,955
     Noninterest-bearing ...........................................$   6,741
     Interest-bearing ................................................113,214

Federal funds purchased and securities sold under agreements to repurchase:
     Federal funds purchased in domestic offices ............................           12,983
     Securities sold under agreements to repurchase .........................           82,618
Trading liabilities .........................................................           94,099
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases) ..............................           10,234
Bank's liability on acceptances executed and outstanding ....................              311
Subordinated notes and debentures ...........................................            9,679
Other liabilities ...........................................................           25,609
TOTAL LIABILITIES ...........................................................          507,473
Minority Interest in consolidated subsidiaries ..............................              109

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ...............................                0
Common stock ................................................................            1,785
Surplus  (exclude all surplus related to preferred stock) ...................           16,304
Retained earnings ...........................................................           16,548
Accumulated other comprehensive income ......................................             (877)
Other equity capital components .............................................                0
TOTAL EQUITY CAPITAL ........................................................           33,760
                                                                                     ---------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ....................        $ 541,342
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

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.


                                         WILLIAM B. HARRISON, JR. )
                                         ELLEN V. FUTTER          )
                                         LAWRENCE A. BOSSIDY      )



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